Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Corbus Pharmaceuticals Holdings, Inc. and Subsidiaries on Form S-8 to be filed on or about March 16, 2021 of our report dated March 15, 2021, on our audits of the consolidated financial statements as of December 31, 2020 and 2019 and for each of the years the ended, which report was included in the Annual Report on Form 10-K filed March 15, 2021.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Philadelphia, Pennsylvania
March 16, 2021